U.S. SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Sept. 4, 2001
Date of Report (Date of earliest event reported)

DigitalReach Holdings Inc.
(Name of Small Business Issuer in its charter)

Florida	52-2262373

(State or other jurisdiction of	(I.R.S. Employer

incorporation or organization)	Identification No.)

11845 West Olympic Boulevard, Suite 1140

Los Angeles, California	90064

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (310) 477-7395

Berten USA Holdings, Inc.
(Former name or former address, if changed since last report)

1.

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On June 29, 2001, the Board of Directors of Berten USA Holdings, Inc. (“the Company”) duly convened for a directors’ meeting and adopted the following resolutions: (1) effective as of the opening of business on July 13, 2001, the Company changed its name to DigitalReach Corporation; and, (2) effective as of the opening of business on July 13, 2001, the Company’s Common Stock was reversed split on a 1-for-50 basis, the par value remained $.0001 per share. As a result, the 42,065,000 currently outstanding shares of common stock will become approximately 841,300 shares of common stock, $.0001 par value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2001	Digital Reach Holdings, Inc.

	By:	/s/ Chris Albornoz

Chris Albornoz President

2.